SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 23, 2004

PURCHASESOFT, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-11791	13-2897997
(Commission File Number)	(IRS Employer Identification No.)

7514 Girard Ave Ste 1440 La Jolla,    CA 92037
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(858) 456-6608

In this current report references to “PurchaseSoft” “we,” “us,” and “our” refer to PurchaseSoft, Inc.

FORWARD LOOKING STATEMENTS

This current report contains certain forward-looking statements and any statements contained in this current report that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate” or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties, and actual results may differ materially depending on a variety of factors, many of which are not within PurchaseSoft’s control.  These factors include, but are not limited to, economic conditions generally and in the markets in which PurchaseSoft may participate, competition within PurchaseSoft’s markets and failure by PurchaseSoft to successfully develop business relationships.

ITEM 2: ACQUISITION AND DISPOSITION OF ASSETS

Acquisition of Computer Information Enterprises, Inc.

General

On January 23, 2004 PurchaseSoft entered into an Asset Purchase Agreement (“Purchase Agreement”) with Computer Information Enterprises, Inc. (“CIE”), a California corporation.  Pursuant to the Purchase Agreement, PurchaseSoft agreed to purchase, subject to the terms and conditions of the Purchase Agreement, certain assets used by CIE in its software business (the “Software Business”).   In addition to the purchase of assets from CIE, PurchaseSoft will, at the closing of the acquisition, enter into a “License Agreement” with CIE whereby PurchaseSoft will have the exclusive, worldwide license to commercialize certain intellectual property owned by CIE, which is used in the Software Business. The closing of the Purchase Agreement is subject to several conditions, including but not limited to, approval by CIE’s stockholders and accordingly, there can be no assurance that the agreed upon acquisition will be completed. If all conditions of the Purchase Agreement are fulfilled or waived, we anticipate that the Purchase Agreement will close in February 2004.

Description of Business

We have agreed to purchase assets and licensing technologies from CIE that will, upon closing, allow us to operate the Software Business.   We intend, through our operations of the Software Business, to develop and market products that provide businesses with a document imaging solutions that is integrated with a customer’s Solomon or Great Plains ERP software.

CIE’s primary products, ImageLink and AP Distar are fully developed and both were introduced for sale by CIE to the market within the past two years.  The products are sold through a reseller network, primarily in the US.  The Company operates from leased facilities in Irvine, California and has seven employees.  It will operate as a division of PurchaseSoft.

General Terms of the Purchase Agreement

The Purchase Agreement provides that PurchaseSoft will acquire from CIE, the assets relating to the Software Business for the following considerations:  (i) the issuance of approximately 1,000,000 shares of our common stock to CIE; and (ii) the assumption of certain liabilities relating to the Software

Business and the assets purchased. The closing of the purchase is subject to several conditions including the approval of the transaction by the stockholders of CIE.

The acquisition agreement contains customary representations and warranties relating to each company’s corporate status, corporate authority to complete the acquisition, capital structure and corporate conduct prior to the closing.  Each company provided corporate documentation to the other for due diligence purposes.  Also, CIE agreed to conduct its business in the normal course, and not to sell, pledge, or assign any assets, amend its articles of incorporation or bylaws prior to the closing of the transaction.

Currently 7 employees of CIE are employed in the Software Business.  One of these employees will retain employment with CIE and we will offer the remaining employees employment in our operation of the Software Business.

A copy of the Purchase Agreement is attached hereto as an exhibit.

License Agreement

In addition to the assets we are purchasing from CIE, we are also licensing certain “Intellectual Property” from CIE.  The Intellectual Property we are licensing includes any and all patents, patent registrations, patent applications, data rights, utility models, business processes, trademarks, trade secrets, know how, trade names, registered or unregistered designs, mask works, copyrights, moral rights and any other form of proprietary protection afforded by law to intellectual property, or any applications therefore, which arises or is enforceable under the laws of the United States, any other jurisdiction or any bi-lateral or multi-lateral treaty regime which relate to the Software Business.

The License Agreement, which will be effective on the date of closing of Purchase Agreement, requires us to pay a royalty of 10% of gross revenues (as defined in the License Agreement) for product sales transactions.  The License Agreement grants us the worldwide, exclusive license to use the Intellectual Property to manufacture, market, sublicense or otherwise commercialize products using the technology included in the Intellectual Property.  The License Agreement provides for minimum annual royalties $30,000 per year.

The royalties agreed to in the License Agreement are to be paid until the earlier of the date on which we have paid CIE an aggregate of One Million Dollars ($1,000,000) or the fifth anniversary of effective date of the License Agreement. (“Total Royalty”).  If we pay CIE the Total Royalty, CIE is required to assign and transfer to us all of CIE’s rights, title and interests in and to the Intellectual Property for no additional consideration.

If we fail to pay the required minimum royalties are otherwise breach the License Agreement, CIE may terminate the license.

Consideration for the Acquisition

The consideration we are to pay CIE pursuant to the Purchase Agreement was negotiated at “arms length” and our management relied on representations made by CIE’s management and other documents and information provided to us.  Our management considered factors used in similar proposals to determine the amount of consideration appropriate for the acquisition of the assets.  These factors included the relative value of the assets, the present and past operations of the Software Business, the future potential of the Software Business, the continued employment of employees of the Software Business, and the potential benefit of the transaction to the stockholders of PurchaseSoft.

Our board of directors determined that the terms of the Purchase Agreement and License Agreement are reasonable based upon the above factors.  Our board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction.  Thus, our stockholders will not have the benefit of a third party opinion that the terms of the Purchase Agreement and License Agreement are fair from a financial point of view.

Interests of Certain Persons

Other than as described in this report, there have been no contacts, negotiations or transactions within the past two years between PurchaseSoft or any of our directors, executive officers or their affiliates, on the one hand, and CIE or its affiliates, on the other hand, regarding the acquisition, consolidation, acquisition of shares or election of directors.

Acquisition of Netshare Solutions GmbH

General

On January 30, 2004 PurchaseSoft entered into a Purchase Agreement (“Purchase Agreement”) with Netshare Solutions GmbH and the shareholders of Netshare Solutions GmbH (“Netshare”), a German company.  Pursuant to the Purchase Agreement, PurchaseSoft agreed to purchase, subject to the terms and conditions of the Purchase Agreement, all of the stock of Netshare, effective on that date.

Description of Business

We have agreed to purchase all of the stock of Netshare that will, upon closing, allow us to operate the company as a wholly owned subsidiary of PurchaseSoft.   We intend, through our operations of the business, to develop and market products that provide businesses with an eCommerce platform for procurement, sourcing and ebusiness based on Microsoft’s .NET software.

Netshare’s primary product, FlexTrade is fully developed and was introduced for sale by Netshare to the market within the past two years.  The products are sold direct, primarily in Germany.  The Company operates from leased facilities in Hanover Germany and has seventeen employees.  The predecessor company, Netshare AG was forced into insolvency in November 2003.  Netshare Solutions GmbH was formed in December 2003 by the management team of Netshare AG to acquire some of the assets in order to continue service and support to customers.

General Terms of the Purchase Agreement

The Purchase Agreement provides that PurchaseSoft acquire from Netshare’s shareholders, 100% of the stock of the company for the following considerations:  (i) the issuance of 8,000,000 shares of our common stock to Netshare’s shareholders; (ii) a cash payment of €13,000 to one outside shareholder; and (iii) payment of €120,000 to the managing shareholders over a period of approximately one year contingent on the achievement of certain revenue milestones.

The acquisition agreement contains customary representations and warranties relating to each company’s corporate status, corporate authority to complete the acquisition, capital structure and corporate conduct prior to the closing.  Each company provided corporate documentation to the other for due diligence purposes.  Also, Netshare had agreed to conduct its business in the normal course, and not to sell, pledge, or assign any assets, amend its articles of incorporation or bylaws prior to the closing of the transaction.

Currently Netshare has 17 employees. We will retain all of these employees, including the four founders of Netshare, and will maintain the offices in Hanover Germany.  The subsidiary will be managed by Werner Loechle, COO of PurchaseSoft and based in Stuttgart Germany.

A copy of the Purchase Agreement is attached hereto as an exhibit.

Consideration for the Acquisition

The consideration we paid Netshare pursuant to the Purchase Agreement was negotiated at “arms length” and our management relied on representations made by Netshare’s management and other documents and information provided to us.  Our management considered factors used in similar proposals to determine the amount of consideration appropriate for the acquisition of the company.  These factors included the relative value of the assets, the present and past operations of the company, the future potential of the company, the continued employment of employees, and the potential benefit of the transaction to the stockholders of PurchaseSoft.

Our board of directors determined that the terms of the Purchase Agreement are reasonable based upon the above factors.  Our board did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction.  Thus, our stockholders will not have the benefit of a third party opinion that the terms of the Purchase Agreement are fair from a financial point of view.

Interests of Certain Persons

Other than as described in this report, there have been no contacts, negotiations or transactions within the past two years between PurchaseSoft or any of our directors, executive officers or their affiliates, on the one hand, and Netshare or its affiliates, on the other hand, regarding the acquisition, consolidation, acquisition of shares or election of directors.

ITEM 5: OTHER EVENTS AND REGULATION FD DISCLOSURE

Private Placement & Bridge Loan Financing

In order to complete the acquisitions described above Company will raise capital in the form of bridge loans and a private placement of common stock.  The Company will also be required to issue warrants for its common shares in order to compensate individuals for the risk associated with extending credit to the Company.

Management received the authorization of the Board to borrow $325,000 in the form of bridge loans with a term of up to six months, at an interest rate of 6% per annum with the Company issuing warrants for up to 2,895,000 shares at a price per share of $.01to $.0001 each.  The use of proceeds is for the acquisitions, acquisition expenses and working capital.

Management also received authorization for a private placement of Company stock to raise up to $800,000.  The Company has identified several accredited investors, including the Company’s President, Steve Flagg and the Company’s VP International Werner Loechle.  The Offering was required for and contingent on the completion of the CIE and Netshare acquisitions.  The offering is for up to 40,000,000 shares at $0.02 per share.  The offering will terminate no later than March 31, 2004.

Increase in Authorized Shares of Common Stock

The board has voted to authorize the increase of common shares outstanding from 50,000,000 to 100,000,000.  The amendment to the articles of incorporation has been filed with the State of Delaware.

Appointment of Officers, Directors and Management Compensation

With the completion of the clean up and restart of Company and the execution of agreements for the CIE and Netshare acquisitions, Tom Marsh will resign his positions as Secretary, Treasurer and acting CFO, effective February 10th, to make room for the Company to retain and pay new officers required to operate the new businesses.  Marsh will continue to serve as a Director of the Company until August 2004.  As a part of the transition agreement, Marsh has agreed to sell 5,271,210 shares of his PS stock to Flagg at a price per share of $.0001.

The Board has appointed Kevin Yanoscik to serve as the Company’s CFO and member of the Board of Directors.  His responsibilities will be to focus on the financial management of the Company and the operation of the new CIE division.  He will receive $3,000 per month and will receive a warrant for 1,000,000 shares of Company stock at the price of $.0001 per share.

Kevin A. Yanoscik – Mr. Yanoscik comes to the Company after working at Marsh+Flagg since 2002, as a financing and merger and acquisition advisor.   Kevin Yanoscik joined the firm after a twenty-year career in banking.  Starting with the predecessor banks to the current Union Bank of California, Kevin started his career in Seattle, Washington before relocating to San Diego and then Los Angeles, CA.  He has also worked for Hong Kong Shanghai Bank and spent several years with NationsBank, now Bank of America, and LaSalle Business Credit, part of the ABN AMRO Group.  With a diverse career including positions in credit and marketing, Kevin has worked in middle-market commercial banking and also asset-based lending and structured finance/cash flow lending.  He brings extensive transactional experience in mergers and acquisitions, turnarounds, and has had extensive training in trade finance.  Kevin received a BA degree from Temple University in Philadelphia, PA in political science and an MBA/Master of International Management Degree from the University of Denver.

The Board has appointed Werner Loechle to serve as the Company’s COO and member of the Board of Directors.  He will also be a member of the Supervisory Board of Netshare Solutions GmbH.  His responsibilities will be to focus on the management of the Company’s German subsidiary and all International operations.  He will be compensated through Netshare at the rate of €10,000 per month plus bonuses and will receive a warrant for 4,000,000 shares of Company stock at the price of $.0001 per share.

Werner Kuno Loechle – Mr. Loechle joined PurchaseSoft in August 2002, bringing considerable high tech and pharmaceutical experience and a broad network of clients and contacts in the European business community.  Werner is responsible for the firm’s European client development and sourcing of prospective acquisitions.  Werner is now or has been a member of the Board of a New Economy Internet Company, Chief Executive Officer of a New Economy Internet company, founder and President of Profund Management Consulting Ltd, Senior Vice President, KnowledgeWare Worldwide Inc, Paris, President and Managing Partner in Ernst &

Young Consulting Ltd Stuttgart, and Ernst & Young CASE Services (pan European software- and service organization) in Paris.   He was also CIO in a global Pharmaceutical company, CIO in an international Pipeline Engineering company (Germany and Saudi-Arabia), Scientist at the European Center for Medium Range Weather Forecasts (ECMWF), Shinfield Park/UK, and Scientific Associate at the pan-European nuclear physics research laboratory (CERN), Geneva/CH.  Werner has published numerous articles and is a public speaker.

As a part of the changes required by the acquisitions, Flagg has been appointed CEO, serving the Company full-time and will be compensated at the rate of $10,000 per month.  He will receive a warrant for 4,000,000 shares of Company stock at the price of $.0001 per share.

During the past seven months, Steven Flagg, CEO and Thomas Marsh, CFO have expended substantial time and effort on behalf of the Company in pursuit of acquisitions and in the operation of the business.  As such, and in the best interest of the shareholders to continue this effort, the Company has advanced funds to Flagg and Marsh, against future royalty and other compensation to be earned under their contracts with the Company.  Those payments have been expensed by PS as consulting expenses during the periods such payments were made as reported in the Company’s 10-QSB filings. The Board hereby authorizes such payments and Flagg and Marsh each individually accept those payments, as paid or accrued, as full and complete payment for their services through the period ending January 31, 2004.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements: N/A

(b)	Proforma Financial Statements: N/A

(c)	Exhibits.

Exhibit No.	Title

2.1	Asset Purchase Agreement CIE
2.2	Purchase Agreement Netshare Solutions GmbH
99.1	Press Release

ITEM 9.  REGULATION FD DISCLOSURE

Attached here to as Exhibit 99.1 is a Press Release regarding the execution of the Asset Purchase Agreement described in Item 2 of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURCHASESOFT, INC.

/s/ Thomas B. Marsh
Signature

Name:

Thomas B. Marsh

Title:	Secretary and Treasurer

Dated: February 5, 2004